EXECUTION COPY
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                          REGISTRATION RIGHTS AGREEMENT

                           Dated as of March 19, 2002

                                  by and among

                         CONCURRENT COMPUTER CORPORATION

                                       and

                            THIRDSPACE LIVING LIMITED



                    =======================================

                          REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of March 19, 2002 by and among CONCURRENT COMPUTER CORPORATION, a Delaware corporation (the "Company"), and THIRDSPACE LIVING LIMITED, a company organized under the laws of England and Wales (the "Holder").

     WHEREAS, this Agreement is made pursuant to the Share Purchase and Warrant Issuance Agreement by and among Holder and the Company dated as of March 19, 2002 (the "Share Purchase Agreement");

     WHEREAS, the Holder became the owner of Common Stock (as defined below) in connection with the transactions described in the Share Purchase Agreement; and

     WHEREAS, in order to induce the Holder to enter into the transactions described in the Share Purchase Agreement, the Company has agreed, with respect to the Common Stock issued pursuant to the Share Purchase Agreement, to provide the Holder with the registration rights set forth in Section 2 hereof;

     NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

     1.  Definitions.
         -----------

     As used in this Agreement, the following capitalized defined terms shall have the following meanings:

     "Common  Stock"  shall  mean the Common Stock, par value $.01 per share, of
     ---------------
the  Company.

     "Company"  shall  have the meaning set forth in the Preamble and also shall
     ---------
include  the  Company's  successors.

     "Entity"  shall  mean  any  general  partnership,  limited  partnership,
      ------
corporation, limited liability company, joint venture, trust, business trust, cooperative or association.

     "Exchange  Act"  shall mean the Securities Exchange Act of 1934, as amended
      -------------
from  time  to  time.

     "Holder" shall have the meaning set forth in the Preamble and shall include
      ------
certain transferees to which registration rights are transferred or assigned pursuant to Section 7 hereof.

     "NASD"  shall  mean  the  National  Association of Securities Dealers, Inc.
      ----

     "Person"  shall  mean  any  individual  or  Entity.
      ------

     "SEC"  shall  mean  the  Securities  and  Exchange  Commission.
      ---

     "Securities  Act"  shall  mean  the Securities Act of 1933, as amended from
      ---------------
time  to  time.

     "Selling  Expenses"  shall  mean  all  underwriting  discounts  and selling
      -----------------
commissions  and  transfer  taxes  applicable  to  the sale of Shelf Registrable
Securities, disbursements of underwriters of the Holder and the fees and expenses of all separate counsel, accountants or other advisors for Holder.

     "Selling  Period"  shall  have  the  meaning set forth in Section 3 hereof.
      ---------------

     "Shares"  shall  mean any Common Stock issued to the Holder pursuant to the
      ------
Share  Purchase  Agreement.

     "Shelf  Prospectus"  shall  mean  the  prospectus  included  in  the  Shelf
      -----------------
Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, including any supplement relating to the terms of the offering of any portion of the Shelf Registrable Securities covered by the Shelf Registration Statement, and in each case including all material incorporated by reference therein.

     "Shelf  Registration"  shall  mean  a  registration required to be effected
      -------------------
pursuant  to  Section  2  hereof.

     "Shelf Registrable Securities" shall mean the Shares held by the Holder and
      ----------------------------
any shares of Common Stock issued as a dividend or other distribution with respect to the Shares held by the Holder, excluding (i) Shares that have been registered under any other effective registration statement, (ii) Shares sold or otherwise transferred pursuant to Rule 144 under the Securities Act or otherwise, and (iii) Shares held by the Holder if all of such Shares are eligible for sale pursuant to Rule 144 under the Securities Act and could be sold in one transaction in accordance with the volume limitations contained in Rule 144(e)(1) under the Securities Act.

     "Shelf  Registration  Expenses" shall mean any and all expenses, other than
      -----------------------------
Selling Expenses, incident to performance of or compliance with this Agreement, including, without limitation: (i) all SEC, stock exchange and NASD registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or "blue sky" laws and compliance with the rules of the NASD, (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing the Shelf Registration Statement or any Shelf Prospectus, and (iv) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance.

     "Shelf  Registration  Notice"  shall  have the meaning set forth in Section
      ---------------------------
3(b)  hereof.

     "Shelf  Registration  Statement" shall mean a registration statement of the
      ------------------------------
Company (and any other entity required to be a registrant with respect to such registration statement pursuant to the requirements of the Securities Act) on Form S-3 (or any successor form) that covers all of the Shelf Registrable Securities to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments (including post-effective amendments) to such registration statement, and all exhibits thereto and materials incorporated by reference therein.

     2.  Shelf  Registration  Under  the  Securities  Act for the Benefit of the
         ----------------------------------------------------------------------
          Holder.
          ------

     (a)  Filing  of  Shelf  Registration  Statement. The Company shall cause to
          --------------------------------------
be filed within 80 days after the date of this Agreement, a Shelf Registration Statement providing for the sale by the Holder of all Shelf Registrable Securities, in accordance with the terms hereof and will use its reasonable efforts to cause such Shelf Registration Statement to be declared effective by the SEC no later than August 1, 2002. The Company agrees to use its reasonable efforts to keep the Shelf Registration Statement with respect to the Shelf Registrable Securities continuously effective from the date such Shelf Registration Statement is effective until the earlier of two years after the date hereof or the date on which the Holder ceases to hold any Shelf Registrable Securities, in each case so long as the Company is eligible to use Form S-3 (or any successor form). The Shelf Registration Statement shall not include securities of the Company other than the Shelf Registrable Securities and other shares of Common Stock that the Company is obligated to register on behalf of other holders of its Common Stock or securities convertible into Common Stock. Subject to Section 3(b) and Section 3(g), the Company further agrees to supplement or amend the Shelf Registration Statement (i) if and as required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or any rules and regulations thereunder and (ii) to include in the Shelf Registration Statement any additional securities that become Shelf Registrable Securities by operation of the definition thereof (but in the case of clause
(ii), only after a Shelf Registration Notice has been delivered by Holder pursuant to Section 3(b)).

     (b)  Expenses.  The  Company  shall  pay all Shelf Registration Expenses in
          --------
connection with the registration of the Shelf Registrable Securities pursuant to
Section 2(a). The Holder shall pay all Selling Expenses relating to the sale or disposition of such Shelf Registrable Securities pursuant to the Shelf Registration Statement.

     (c)  Offering.  Subject  to  the  provisions of this Agreement, Holder may,
          --------
at its election, effect offers and sales under the Shelf Registration Statement by means of one or more offerings.

     3.  Shelf  Registration  Procedures.
         -------------------------------

     In connection with the obligations of the Company with respect to the Shelf Registration Statement contemplated by Section 2 hereof, the Company shall:

          (a) prepare and file with the SEC, within the time period set forth in
     Section 2 hereof, the Shelf Registration Statement, which Shelf Registration Statement (i) shall be available for the sale of the Shelf Registrable Securities in accordance with the intended method or methods of distribution by the Holder covered thereby and (ii) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith;

          (b)  subject  to  the  last  three  sentences of this Section 3(b) and
     Section 3(g) hereof, (i) prepare and file with the SEC such amendments to such Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement effective for the applicable period; (ii) cause the Shelf Prospectus to be amended or supplemented as required and to be filed as required by Rule 424 or any similar rule that may be adopted under the Securities Act; (iii) respond as promptly as practicable to any comments received from the SEC with respect to the Shelf Registration Statement or any amendment thereto; and (iv) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the Holder covered thereby. Notwithstanding anything to the contrary contained herein, the Company shall not be required to take any of the actions described in clauses (i), (ii) or (iii) in this Section 3(b), Section 3(d) or Section 3(g) with respect to the Shelf Registrable Securities (x) to the extent that the Company is in possession of material non-public information that it deems advisable not to disclose or is engaged in negotiations or planning for a merger or acquisition or disposition transaction and it delivers written notice to the Holder to the effect that the Holder may not make offers or sales under the Shelf Registration Statement for a period (a "Suspension Period") not to exceed sixty (60) days from the date of such
      ------------------
     notice; provided however that such Suspension Period shall be terminated by
             ----------------
     the Company as soon as reasonably practicable before the end of such Suspension Period (Holder acknowledges that this proviso shall not require the Company to make any public disclosure at any time the Company deems such disclosure, in its discretion, to not be advisable); provided further,
                                                               ----------------
     that  the  Holder  shall  not be precluded from effecting sales pursuant to this clause (x) for more than one hundred twenty (120) days during any 360-day period, and (y) unless and until the Company has received a written notice (a "Shelf Registration Notice") from the Holder that it intends to make offers or sales under the Shelf Registration Statement as specified in such Shelf Registration Notice; provided, however, that the Company shall
                                       -----------------
     have ten (10) business days to prepare and file any such amendment or supplement after receipt of the Shelf Registration Notice. Once the Holder has delivered a Shelf Registration Notice to the Company, the Holder shall promptly provide and shall cause any underwriter participating in any disposition pursuant to the Shelf Registration Statement to promptly provide to the Company such information as the Company reasonably requests in order to identify the method of distribution in a post-effective amendment to the Shelf Registration Statement or a supplement to the Shelf Prospectus. The Holder also shall notify the Company in writing upon completion of such offer or sale or at such time as the Holder no longer intends to make offers or sales under the Shelf Registration Statement;

          (c) after the Holder has delivered a Shelf Registration Notice to the Company, furnish to the Holder, without charge, as many copies of the Shelf Registration Statement, the Shelf Prospectus and any amendments or supplements thereto, (not including any documents incorporated therein by reference or exhibits thereto unless specifically requested), as the Holder may reasonably request, in order to facilitate the public sale or other disposition of the Shelf Registrable Securities;

          (d) use its reasonable efforts to register or qualify the Shelf Registrable Securities by the time the Shelf Registration Statement is declared effective by the SEC under applicable state securities or blue sky laws of such jurisdictions in the United States and its territories and possessions as the Holder shall reasonably request in writing, keep each such registration or qualification effective during the period such Shelf Registration Statement is required to be kept effective by the terms of this Agreement or during the aggregate of the periods in which offers or sales are being made by the Holder after it has delivered one or more Shelf Registration Notices to the Company, whichever is shorter; provided,
                                                                       --------
     however, that in connection therewith, the Company shall not be required to
     -------
     (i) qualify as a foreign corporation to do business or to register as a broker or dealer in any such jurisdiction where it would not otherwise be required to qualify or register but for this Section 3(d), (ii) subject itself to taxation in any such jurisdiction where it is not otherwise subject to taxation, or (iii) file a general consent to service of process in any such jurisdiction;

          (e) notify the Holder, (i) when the Company requests effectiveness by the SEC of the Shelf Registration Statement and any post-effective amendments thereto, (ii) when the Shelf Registration Statement and any post-effective amendments thereto have become effective, (iii) when any amendment or supplement to the Shelf Prospectus has been filed with the SEC, (iv) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Shelf Registration Statement or any part thereof or the initiation of any proceedings for that purpose, and (v) if the Company receives any notification with respect to the suspension of the qualification of the Shelf Registrable Securities for offer or sale in any jurisdiction or the initiation of any proceeding for such purpose;

          (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement or any part thereof or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Shelf Registrable Securities for sale in any jurisdiction;

          (g) subject to the last three sentences of Section 3(b) hereof, upon the occurrence of any event contemplated by clause (x) of Section 3(b) hereof or upon the happening of any event as a result of which the Shelf Prospectus contains an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, use its reasonable efforts promptly to prepare and file an amendment or a supplement to the Shelf Prospectus or any document incorporated therein by reference or prepare, file and obtain effectiveness of a post-effective amendment to the Shelf Registration Statement, or file any other required document, in any such case to the extent necessary so that, as thereafter delivered to the purchasers of the Shelf Registrable Securities, such Shelf Prospectus as then amended or supplemented will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading;

          (h) make available at all reasonable times when the Holder intends to sale any or all of the Shelf Registrable Securities pursuant to the Shelf Registration Statement for inspection by the Holder, and any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any counsel or accountants retained by the Holder or any such underwriter all financial and other records, pertinent corporate documents and properties of the Company and cause the officers, directors and employees of the Company to supply all such records, documents or information reasonably requested by the Holder, any such underwriter, counsel or accountants in connection with the Shelf Registration Statement; provided, however, that such records, documents or information which
     --------   -------
     the Company determines in good faith to be confidential and notifies the Holder, any such underwriter, counsel or accountants in writing that such records, documents or information are confidential shall not be disclosed by the Holder, any such underwriter, counsel or accountants unless (i) such disclosure is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or governmental agency, or (ii) such records, documents or information become generally available to the public other than through a breach of this Agreement;

          (i) prior to the initial filing of the Shelf Registration Statement and after each delivery of a Shelf Registration Notice to the Company by the Holder, as applicable, furnish copies of the Shelf Registration
     Statement or any amendment thereto, or the Shelf Prospectus or any amendment or supplement thereto (not including any documents incorporated by reference therein unless specifically requested) to the Holder and any underwriter sufficiently in advance of its use and/or filing with the SEC to allow the Holder and any underwriter an opportunity to comment thereon, but in no event less than four (4) business days prior to such use or filing, and not file any such Shelf Registration Statement, or any amendment thereto, or the Shelf Prospectus or any amendment or supplement thereto as to which the Holder or such underwriter may reasonably object within four (4) business days after the receipt thereof;

          (j) if requested by the Holder, or any underwriter, incorporate in the Shelf Registration Statement or Shelf Prospectus, pursuant to a supplement or post effective amendment if necessary, after the delivery of a Shelf Registration Notice, such information as the Holder and any underwriter may reasonably request to have included therein, including, without limitation, information relating to the "plan of distribution" of the Shelf Registrable Securities, information with respect to the principal amount or number of shares of Shelf Registrable Securities being sold, the purchase price being paid therefor and any other terms of the offering of the Shelf Registrable Securities to be sold in such offering and make all required filings of any such Shelf Prospectus supplement or post-effective amendment as soon as reasonably practicable after the Company is notified of the matters to be incorporated in such Shelf Prospectus supplement or post effective amendment;

          (k) in connection with an underwritten offering, (i) use its reasonable efforts to furnish to the Holder, addressed to it, an opinion of counsel for the Company, dated the date of the closing under the underwriting agreement (in such form as is customarily delivered to underwriters by issuer's counsel in underwritten public offerings of securities), and (ii) use its reasonable best efforts to furnish to Holder, addressed to it, a comfort letter, dated the date of the underwriting agreement, signed by the Company's independent certified public accountants, who have certified the Company's financial statements included in such offering (covering substantially the same matters with respect to the offering as are customarily covered in accountants' letters delivered to underwriters in underwritten public offerings of securities);

          (l)  use  its  reasonable  efforts  to  cause  all  Shelf  Registrable
     Securities to be listed on any securities exchange on which similar securities issued by the Company are then listed; and

          (m) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the SEC as related to the Company's obligations hereunder, and use its reasonable efforts to make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which earnings statement shall satisfy the provisions of
     Section 11(a) of the Securities Act and Rule 158 thereunder or any similar rule as may be adopted by the SEC.

     The Company may require the Holder to furnish to the Company in writing such information regarding the proposed distribution by the Holder as the Company may from time to time reasonably request in writing.

     In connection with and as a condition to the Company's obligations with respect to the Shelf Registration Statement pursuant to Section 2 hereof and this Section 3, the Holder covenants and agrees that (i) it will not offer or sell any Shelf Registrable Securities under the Shelf Registration Statement until it has provided a Shelf Registration Notice pursuant to Section 3(b) and has received copies of the Shelf Prospectus as then amended or supplemented as contemplated by Section 3(c) and notice from the Company that the Shelf Registration Statement and any post-effective amendments thereto have become effective as contemplated by Section 3(e); (ii) upon receipt of any notice from the Company contemplated by Section 3(b) or the receipt of a notice from the Company of the happening of an event as a result of which (a) the Shelf Registration Statement contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading or (b) the Shelf Prospectus contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Holder shall not offer or sell any Shelf Registrable
Securities pursuant to the Shelf Registration Statement until the Holder receives copies of a supplemented or amended Shelf Prospectus contemplated by
Section  3(g)  hereof  and receives notice that any
post-effective amendment has become effective, and, if so directed by the Company, the Holder will deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in the Holder's possession, of the Shelf Prospectus as amended or supplemented at the time of receipt of such notice; (iii) all offers and sales by the Holder under the Shelf Registration Statement shall be completed within twenty (20) days after the first date on which offers or sales can be made pursuant to clause (i) above, and upon expiration of such twenty (20) day period, the Holder will not offer or sell any Shelf Registrable Securities under the Shelf Registration
Statement until it has again complied with the provisions of clause (i) above (each a "Selling Period"); (iv) the Holder and any of its beneficial owners, officers, directors or affiliates, if any, will comply with the provisions of Regulation M promulgated by the SEC as applicable to them in connection with sales of Shelf Registrable Securities pursuant to the Shelf Registration Statement; (v) the Holder and any of its beneficial owners, officers, directors or affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Shelf Registrable Securities pursuant to the Shelf Registration Statement; and (vi) the Holder and any of its beneficial owners, officers, directors or affiliates, if any, will enter into such written agreements as the Company shall reasonably request to ensure compliance with clause (iv) and (v) above.

     4.  Holdback  Agreements.  If  the  Company  proposes  to  commence  an
         --------------------
underwritten offering of any equity securities, or any securities convertible into or exchangeable or exercisable for such securities, and any managing underwriter shall advise the Company, that, in its opinion, the public sale or distribution of the Shelf Registrable Securities could materially and adversely affect the proposed underwritten offering, then the Holder will not effect any public sale or distribution of the Shelf Registrable Securities (other than pursuant to Rule 144), during the period beginning 7 days prior to (provided that such Holder receives a written notice from the Company of the commencement of such 7-day period) and ending 30-days after the effective date of the Registration Statement for such underwritten offering of securities by the Company (except where the Shelf Registrable Securities are included as part of such underwritten registration).

     5.  Indemnification;  Contribution.
         ------------------------------

     (a)  Indemnification  by  the  Company. The Company agrees to indemnify and
          ---------------------------------
hold harmless the Holder and the beneficial owners, officers and directors of the Holder and each Person, if any, who controls the Holder within the meaning of Section 15 of the Securities Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to which the Holder, or any beneficial owner, officer, director or controlling Person of the Holder may become subject under the Securities Act or otherwise (A) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Shelf Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (C) that arise out of or are based upon any violation by the Company of the Securities Act, the Exchange Act, or any rule or regulation promulgated thereunder in connection with its obligations hereunder;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or alleged untrue statement or any omission or alleged omission or violation, if such settlement is effected with the written consent of the Company; and

          (iii) subject to the limitations set forth in Section 5(c), against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or alleged untrue statement or omission or alleged omission or violation, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided,  however,  that  the  indemnity provided pursuant to this Section 5(a)
--------   -------
shall not apply with respect to any loss, liability, claim, damage or expense that arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Holder expressly for use in the Shelf Registration Statement or any amendment thereto, or the Shelf Prospectus or any amendment or supplement thereto.

     (b)  Indemnification  by  the  Holder.  The  Holder agrees to indemnify and
          ------------------------------
hold harmless the Company, and each of its respective directors and officers (including each director and officer of the Company who signed the Shelf Registration Statement), and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, to the same extent as the indemnity contained in Section 5(a) hereof, but only insofar as such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or any amendment thereto, or the Shelf Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Holder expressly for use therein; provided, however, that in no event shall an indemnity under this Section 5(b) exceed the gross proceeds from the offering received by the Holder.

     (c)  Conduct  of  Indemnification  Proceedings.  Each  indemnified  party
          -----------------------------------------
shall give reasonably prompt notice to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party (i) shall not relieve it from any liability which it may have under the indemnity agreement provided in Section 5(a) or (b) above, unless the lack of notice by the indemnified party materially prejudices the indemnifying party or results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) shall not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided under Section 5(a) or (b) above. After receipt of such notice, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, jointly with any other indemnifying party so notified, to assume the defense of such action or proceeding at such indemnifying party's own expense with counsel chosen by such indemnifying party and approved by the indemnified party, which approval shall not be unreasonably withheld; provided,
                                                                       --------
however,  that,  if the defendants in any such action or proceeding include both
-------
the indemnified party and the indemnifying party and the indemnified party reasonably determines, based upon advice of counsel, that a conflict of interest exists or that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, then the indemnified party shall be entitled to separate counsel (which shall be limited to a single law firm), the reasonable fees and expenses of which shall be paid by the indemnifying party. If the indemnifying party does not assume the defense of any such action or proceeding, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party will pay the reasonable fees and expenses of counsel (which shall be limited to a single law firm) for the indemnified party. In such event, however, the indemnifying party will not be liable for any settlement effected without the written consent of such indemnifying party. If the indemnifying party assumes the defense of any such action or proceeding in accordance with this paragraph, such indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified party incurred thereafter in connection with such action or proceeding, except as set forth in the proviso in the second sentence of this Section 5(c).

     (d)  Contribution.  In  order  to  provide  for  just  and  equitable
          ------------
contribution in circumstances in which the indemnity agreement provided for in this Section 5 is for any reason held to be unenforceable although applicable in accordance with its terms, the Company and the Holder shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and the Holder, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holder on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified parties shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or the indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

     The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), the Holder shall not be required to contribute any amount in excess of the gross proceeds from the offering received by the Holder.

     Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5(d), each Person, if any, who controls the Holder within the meaning of Section 15 of the Securities Act and beneficial owners, directors and officers of the Holder shall have the same rights to contribution as the Holder, and each director of the Company, each officer of the Company who signed the Shelf Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

     (e) In the event any sale pursuant to a Shelf Registration is an underwritten offering, then the Company agrees to indemnify and hold harmless each underwriter (as defined in the Securities Act) of Shelf Registrable Securities to the same extent and on substantially similar terms as the Company's indemnification of the Holder as set forth in Section 5(a) above.

     (f) The obligations of the Company and Holder under this Section 5 shall survive the completion of any offering of Shelf Registrable Securities under this Agreement.

     6.  Rule  144  Sales.  The  Company  covenants  that,  so  long  as  it  is
         ----------------
subject  to  the reporting requirements of the Exchange Act and the Holder holds
Shares, it will (a) make and keep public information available (as those terms are defined in Rule 144 under the Securities Act) at all times; and (b) file with the Securities and Exchange Commission all of the reports and other documents required to be filed by it under the Securities Act and the Exchange Act so as to enable the Holder to sell Shares pursuant to Rule 144 under the Securities Act.

     7.  Transfer  of  Registration  Rights.  The registration rights under this
         ----------------------------------
Agreement may be transferred or assigned by a Holder only to a transferee or assignee which (a) is a subsidiary, parent, general partner, limited partner or member of the Holder or (b) is an "affiliate" of the Holder (as such term is
                                       ---------
defined in Rule 405 promulgated under the Securities Act); provided that the Company is given written notice at the time of or within a reasonable time after such transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and, provided further, that the transferee or assignee of such rights assumes the obligations of the Holder under this Agreement in a writing delivered to the Company.

     8.  Miscellaneous.
         -------------

     (a)  Amendments  and  Waivers.  The  provisions  of  this  Agreement,
          ------------------------
including the provisions of this sentence, may not be amended, modified, supplemented or waived, nor may consent to departures therefrom be given, without the written consent of the Company and the Holder.

     (b)  Notices.  All  notices  and  other  communications  provided  for  or
          -------
permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery:

          (i)  if  to  the  Holder,  to  it  at:

               Thirdspace  Living  Limited
               Voyager  Place
               Shoppenhangers  Road
               Maidenhead,  Berks
               SL6  2PJ  UK
               Attention:  General  Counsel
               Chief  Executive  Officer
               Fax  Number:  +44(0)  1628  428887

          (ii) if  to  the  Company,  to  it  at:

               Concurrent  Computer  Corporation
               4375  River  Green  Parkway
               Duluth,  GA  30096
               USA
               Fax  Number:  (678)  258-4314
               Attention:  Kirk  Somers

               with  a  copy  to:

               King  &  Spalding
               191  Peachtree  Street
               Atlanta,  GA  30303
               USA
               Fax  Number:  (404)  572-5100
               Attention:  Alan  J.  Prince

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; or at the time delivered if delivered by an air courier guaranteeing overnight delivery.

     (c)  No  Assignment.  This  Agreement  shall inure to the benefit of and be
          -------------
binding upon the parties hereto and, where applicable, their successors and permitted assigns. Except as otherwise permitted herein, no party to this Agreement may assign or delegate all or any portion of its rights, obligations, or liabilities under this Agreement without the prior written consent of the other party to this Agreement.

     (d)  Third  Party  Beneficiaries.  There  shall  be  no  third  party
          ---------------------------
beneficiaries  or  intended  beneficiaries  of  this  Agreement

     (e)  Counterparts.  This  Agreement  may  be  executed  in  any  number  of
           ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (f)  Headings.  The  headings  in  this  Agreement  are  for convenience of
             --------
reference  only  and  shall  not  limit  or otherwise affect the meaning hereof.

     (g)  Governing  Law.  This  Agreement  shall  be  governed by and construed
          --------------
in accordance with the laws of the State of Delaware without giving effect to the conflicts of law provisions thereof.

     (h)  Specific  Performance.  The  parties  hereto  acknowledge  that  there
          ---------------------
would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.

     (i)  Entire  Agreement.  This  Agreement  is  intended  by the parties as a
          -----------------
final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.



                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above

                              CONCURRENT  COMPUTER  CORPORATION


                              By:  /s/  Jack  A.  Bryant
                                   ----------------------
                                   Name:  Jack  A.  Bryant
                                   Title:  President and Chief Executive Officer


                              THIRDSPACE  LIVING  LIMITED


                              By:  /s/  Andrew  Gray
                                   -----------------
                                   Name:  Andrew  Gray
                                   Title:  Director


                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]